Exhibit 99.01
Cadence Reports Fourth Quarter and Fiscal Year 2015 Financial Results
SAN JOSE, Calif. — February 3, 2016 — Cadence Design Systems, Inc. (NASDAQ: CDNS) today announced results for the fourth quarter and fiscal year 2015.
Cadence reported fourth quarter 2015 revenue of $441 million, compared to revenue of $423 million reported for the same period in 2014. On a GAAP basis, Cadence recognized net income of $80 million, or $0.26 per share on a diluted basis, in the fourth quarter of 2015, compared to net income of $65 million, or $0.21 per share on a diluted basis, for the same period in 2014. Revenue for 2015 totaled $1.702 billion, compared to revenue of $1.581 billion for 2014. Net income for 2015 was $252 million, or $0.81 per share on a diluted basis, compared to net income of $159 million, or $0.52 per share on a diluted basis, for 2014.
Using the non-GAAP measure defined below, net income in the fourth quarter of 2015 was $95 million, or $0.31 per share on a diluted basis, as compared to net income of $84 million, or $0.27 per share on a diluted basis, for the same period in 2014. For 2015, non-GAAP net income was $341 million, or $1.09 per share on a diluted basis, compared to non-GAAP net income of $287 million, or $0.94 per share on a diluted basis, in 2014.
“In 2015, Cadence produced excellent financial results and continued innovating with the launch of nine new products, including Genus™ Synthesis, Innovus™ Implementation, the Palladium® Z1 Enterprise Emulation Platform and the Tensilica® Vision P5 processor. We expanded our digital business with additional market-shaping customers, and conducted pioneering work at the advanced nodes.” said Lip-Bu Tan, president and chief executive officer. “Strong customer demand for the new Palladium Z1 helped drive robust hardware sales in the fourth quarter. Looking ahead to 2016, while we face many industry challenges, we are confident that our innovative technologies and the execution of our strategies will enable us to continue to drive growth and deliver enhanced shareholder value.”
“Superb execution led to strong results for Q4 and fiscal 2015 in what continues to be a challenging environment.” said Geoff Ribar, senior vice president and chief financial officer. “In 2015, we achieved strong revenue growth, profitability and cash flow that exceeded our expectations, and we initiated a $1.2 billion capital return program.”
On January 28, 2016, Cadence entered into a $300 million three-year senior unsecured non-amortizing term loan facility with a group of seven lending institutions.  The interest rate will float at a margin of 112.5 basis points over LIBOR, and the initial interest rate is approximately 1.75%.  The proceeds from the term loan facility will be used for general corporate purposes, including the repurchase of our common stock.  At the same time, Cadence also drew down $50 million on its existing revolving credit facility.
CFO Commentary
Commentary on the fourth quarter and fiscal year 2015 financial results by Geoff Ribar, senior vice president and chief financial officer, is available at www.cadence.com/company/investor_relations.
Business Outlook
For the first quarter of 2016, the company expects total revenue in the range of $440 million to $450 million. First quarter GAAP net income per diluted share is expected to be in the range of $0.17 to $0.19. Net income per diluted share using the non-GAAP measure defined below is expected to be in the range of $0.26 to $0.28.
For 2016, the company expects total revenue in the range of $1.790 billion to $1.840 billion. On a GAAP basis, net income per diluted share for 2016 is expected to be in the range of $0.72 to $0.82. Using the non-GAAP measure defined below, net income per diluted share for 2016 is expected to be in the range of $1.15 to $1.25.

A schedule showing a reconciliation of the business outlook from GAAP net income and diluted net income per share to non-GAAP net income and diluted net income per share is included in this release.
Audio Webcast Scheduled
Lip-Bu Tan, president and chief executive officer, and Geoff Ribar, senior vice president and chief financial officer, will host a fourth quarter and fiscal year 2015 financial results audio webcast today, February 3, 2016, at 2 p.m. (Pacific) / 5 p.m. (Eastern). Attendees are asked to register at the website at least 10 minutes prior to the scheduled webcast. An archive of the webcast will be available starting February 3, 2016 at 5 p.m. (Pacific) and ending March 18, 2016 at 5 p.m. (Pacific). Webcast access is available at www.cadence.com/company/investor_relations.

About Cadence
Cadence enables global electronic design innovation and plays an essential role in the creation of today’s integrated circuits and electronics. Customers use Cadence® software, hardware, IP, and services to design and verify advanced semiconductors, consumer electronics, networking and telecommunications equipment, and computer systems. The company is headquartered in San Jose, California, with sales offices, design centers, and research facilities around the world to serve the global electronics industry. More information about the company and its products and services is available at www.cadence.com.
Cadence, the Cadence logo, Genus, Innovus, Palladium and Tensilica are trademarks or registered trademarks of Cadence Design Systems, Inc. All other trademarks are the property of their respective owners.
The statements contained above regarding Cadence’s fourth quarter and fiscal year 2015 financial results and term loan facility, as well as the information in the Business Outlook section and the statements by Lip-Bu Tan and Geoff Ribar, are or include forward-looking statements based on current expectations or beliefs and preliminary assumptions about future events that are subject to factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These forward-looking statements are subject to a number of risks, uncertainties and other factors, many of which are outside Cadence’s control, including, among others: (i) Cadence’s ability to compete successfully in the electronic design automation product and the commercial electronic design and methodology services industries; (ii) the success of Cadence’s efforts to improve operational efficiency and growth; (iii) the mix of products and services sold and the timing of significant orders for Cadence’s products; (iv) change in customer demands, including those resulting from consolidation among Cadence’s customers and the possibility that the restructurings and other efforts to improve operational efficiency of Cadence’s customers could result in delays in purchases of Cadence’s products and services; (v) economic and industry conditions in regions in which Cadence does business; (vi) fluctuations in rates of exchange between the U.S. dollar and the currencies of other countries in which Cadence does business; (vii) capital expenditure requirements, legislative or regulatory requirements, interest rates and Cadence’s ability to access capital and debt markets; (viii) the acquisition of other companies or technologies or the failure to successfully integrate and operate these companies or technologies Cadence acquires, including the potential inability to retain customers, key employees or vendors; (ix) the effects of Cadence’s efforts to improve operational efficiency in its business, including strategic, customer and supplier relationships, and its ability to retain key employees; (x) events that affect the reserves or settlement assumptions Cadence may take from time to time with respect to accounts receivable, taxes, litigation or other matters; and (xi) the effects of any litigation or other proceedings to which Cadence is or may become a party.
For a detailed discussion of these and other cautionary statements related to Cadence’s business, please refer to Cadence’s filings with the U.S. Securities and Exchange Commission, which include Cadence’s most recent reports on Form 10-K and Form 10-Q, including Cadence’s future filings.

GAAP to Non-GAAP Reconciliation

Non-GAAP financial measures should not be considered as a substitute for or superior to measures of financial performance prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of non-GAAP financial measures contained within this press release with their most directly comparable GAAP financial results. Investors are also encouraged to look at the GAAP results as the best measure of financial performance.

To supplement Cadence’s financial results presented on a generally accepted accounting principles, or GAAP, basis, Cadence management uses non-GAAP measures that it believes are helpful in understanding Cadence’s performance. One such measure is non-GAAP net income, which is a financial measure not calculated under GAAP. Non-GAAP net income is calculated by Cadence management by taking GAAP net income and excluding, as applicable, amortization of intangible assets and debt discount related to convertible notes, stock-based compensation expense, acquisition and integration-related costs including changes in fair value of contingent consideration and retention expenses for employees added from our 2013 and 2014 acquisitions, special charges (comprised of costs related to a voluntary retirement program and executive severance costs), investment gains or losses, income or expenses related to Cadence’s non-qualified deferred compensation plan, restructuring and other significant items not directly related to Cadence’s core business operations, and the income tax effect of non-GAAP pre-tax adjustments. For 2015, Cadence is applying a non-GAAP income tax rate of 23 percent, down from 26 percent used in fiscal 2014, based on forecasted increases in foreign earnings that are expected to lower Cadence's long-term non-GAAP effective income tax rate.

Cadence’s management uses non-GAAP net income because it excludes items that are generally not directly related to the performance of the company’s core business operations and therefore provides supplemental information to Cadence’s management and investors regarding the performance of the business operations, facilitates comparisons to the historical operating results and allows the review of Cadence’s business from the same perspective as Cadence’s management, including forecasting and budgeting.
The following tables reconcile the specific items excluded from GAAP net income and GAAP net income per diluted share in the calculation of non-GAAP net income and non-GAAP net income per diluted share for the periods shown below:

Net Income Reconciliation	Three Months Ended
	January 2, 2016	January 3, 2015
	(unaudited)
(in thousands)
Net income on a GAAP basis	$80,374	$65,030
Amortization of acquired intangibles	15,826	17,559
Stock-based compensation expense	24,660	22,974
Non-qualified deferred compensation expenses	575	409
Restructuring and other charges (credits)	347	(1,145)
Acquisition and integration-related costs	1,596	4,280
Special charges*	916	—
Amortization of debt discount on convertible notes	—	4,782
Other income or expense related to investments and non-qualified deferred compensation plan assets**	(579)	(1,484)
Income tax effect of non-GAAP adjustments	(28,627)	(27,987)
Net income on a non-GAAP basis	$95,088	$84,418

*	Comprised of executive severance costs.

**
Includes, as applicable, equity in losses or income from investments, write-down of investments, gains or losses on sale of investments and gains or losses on non-qualified deferred compensation plan assets recorded in other income or expense.

Net Income Reconciliation	Years Ended
	January 2, 2016	January 3, 2015
	(unaudited)
(in thousands)
Net income on a GAAP basis	$252,417	$158,898
Amortization of acquired intangibles	64,248	60,924
Stock-based compensation expense	92,341	83,792
Non-qualified deferred compensation expenses (credits)	(369)	3,415
Restructuring and other charges	4,511	10,252
Acquisition and integration-related costs	7,975	24,620
Special charges*	916	10,816
Amortization of debt discount on convertible notes	7,496	17,602
Other income or expense related to investments and non-qualified deferred compensation plan assets**	(1,979)	(4,629)
Income tax effect of non-GAAP adjustments	(86,650)	(78,723)
Net income on a non-GAAP basis	$340,906	$286,967

*	Comprised of costs related to a voluntary retirement program and executive severance costs.

**
Includes, as applicable, equity in losses or income from investments, write-down of investments, gains or losses on sale of investments and gains or losses on non-qualified deferred compensation plan assets recorded in other income or expense.

Diluted Net Income per Share Reconciliation	Three Months Ended
	January 2, 2016	January 3, 2015
	(unaudited)
(in thousands, except per share data)
Diluted net income per share on a GAAP basis	$0.26	$0.21
Amortization of acquired intangibles	0.05	0.06
Stock-based compensation expense	0.08	0.07
Non-qualified deferred compensation expenses	—	—
Restructuring and other charges (credits)	—	—
Acquisition and integration-related costs	0.01	0.01
Special charges*	—	—
Amortization of debt discount on convertible notes	—	0.01
Other income or expense related to investments and non-qualified deferred compensation plan assets**	—	—
Income tax effect of non-GAAP adjustments	(0.09)	(0.09)
Diluted net income per share on a non-GAAP basis	$0.31	$0.27
Shares used in calculation of diluted net income per share — GAAP***	310,512	310,273
Shares used in calculation of diluted net income per share — non-GAAP***	310,512	310,273

*	Comprised of executive severance costs.

**
Includes, as applicable, equity in losses or income from investments, write-down of investments, gains or losses on sale of investments and gains or losses on non-qualified deferred compensation plan assets recorded in other income or expense.

***
Shares used in the calculation of GAAP net income per share are expected to be the same as shares used in the calculation of non-GAAP net income per share, except when the company reports a GAAP net loss and non-GAAP net income, or GAAP net income and a non-GAAP net loss.

Diluted Net Income per Share Reconciliation	Years Ended
	January 2, 2016	January 3, 2015
	(unaudited)
(in thousands, except per share data)
Diluted net income per share on a GAAP basis	$0.81	$0.52
Amortization of acquired intangibles	0.21	0.20
Stock-based compensation expense	0.30	0.27
Non-qualified deferred compensation expenses (credits)	—	0.01
Restructuring and other charges	0.01	0.03
Acquisition and integration-related costs	0.03	0.08
Special charges*	—	0.04
Amortization of debt discount on convertible notes	0.02	0.06
Other income or expense related to investments and non-qualified deferred compensation plan assets**	(0.01)	(0.01)
Income tax effect of non-GAAP adjustments	(0.28)	(0.26)
Diluted net income per share on a non-GAAP basis	$1.09	$0.94
Shares used in calculation of diluted net income per share — GAAP***	312,302	306,775
Shares used in calculation of diluted net income per share — non-GAAP***	312,302	306,775

*	Comprised of costs related to a voluntary retirement program and executive severance costs.

**
Includes, as applicable, equity in losses or income from investments, write-down of investments, gains or losses on sale of investments and gains or losses on non-qualified deferred compensation plan assets recorded in other income or expense.

***
Shares used in the calculation of GAAP net income per share are expected to be the same as shares used in the calculation of non-GAAP net income per share, except when the company reports a GAAP net loss and non-GAAP net income, or GAAP net income and a non-GAAP net loss.

Cadence expects that its corporate representatives will meet privately during the quarter with investors, the media, investment analysts and others. At these meetings, Cadence may reiterate the business outlook published in this press release. At the same time, Cadence will keep this press release, including the business outlook, publicly available on its website.
Prior to the start of the Quiet Period (described below), the public may continue to rely on the business outlook contained herein as still being Cadence’s current expectations on matters covered unless Cadence publishes a notice stating otherwise.
Beginning March 18, 2016, Cadence will observe a Quiet Period during which the business outlook as provided in this press release and the most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q no longer constitute the company’s current expectations. During the Quiet Period, the business outlook in these documents should be considered historical, speaking as of prior to the Quiet Period only and not subject to any update by the company. During the Quiet Period, Cadence’s representatives will not comment on Cadence’s business outlook, financial results or expectations. The Quiet Period will extend until the day when Cadence’s first quarter 2016 earnings release is published, which is currently scheduled for April 25, 2016.
For more information, please contact:
Investors and Shareholders
Alan Lindstrom
Cadence Design Systems, Inc.
408-944-7100
investor_relations@cadence.com
Media and Industry Analysts
Craig Cochran
Cadence Design Systems, Inc.
408-944-7039
newsroom@cadence.com

Cadence Design Systems, Inc.
Condensed Consolidated Balance Sheets
January 2, 2016 and January 3, 2015
(In thousands)
(Unaudited)

	January 2, 2016	January 3, 2015
Current assets:
Cash and cash equivalents	$616,686	$932,161
Short-term investments	94,498	90,445
Receivables, net	164,848	122,492
Inventories	56,762	56,394
2015 notes hedges	—	523,930
Prepaid expenses and other	31,967	126,313
Total current assets	964,761	1,851,735
Property, plant and equipment, net of accumulated depreciation of $581,345 and $552,551, respectively	228,599	230,112
Goodwill	551,772	553,767
Acquired intangibles, net of accumulated amortization of $216,589 and $154,814, respectively	296,482	360,932
Long-term receivables	4,498	3,644
Other assets	304,903	209,366
Total assets	$2,351,015	$3,209,556
Current liabilities:
Convertible notes	$—	$342,499
2015 notes embedded conversion derivative	—	523,930
Accounts payable and accrued liabilities	238,022	225,375
Current portion of deferred revenue	298,285	301,287
Total current liabilities	536,307	1,393,091
Long-term liabilities:
Long-term portion of deferred revenue	30,209	54,726
Long-term debt	348,788	348,676
Other long-term liabilities	59,596	79,489
Total long-term liabilities	438,593	482,891
Stockholders’ equity	1,376,115	1,333,574
Total liabilities and stockholders’ equity	$2,351,015	$3,209,556

Cadence Design Systems, Inc.
Condensed Consolidated Income Statements
For the Three Months and Years Ended January 2, 2016 and January 3, 2015
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Years Months Ended
	January 2, 2016	January 3, 2015	January 2, 2016	January 3, 2015
Revenue:
Product and maintenance	$413,489	$393,223	$1,578,944	$1,479,151
Services	27,590	29,875	123,147	101,781
Total revenue	441,079	423,098	1,702,091	1,580,932
Costs and expenses:
Cost of product and maintenance	40,679	39,475	155,659	156,333
Cost of services	20,223	18,640	82,794	67,373
Marketing and sales	103,552	102,367	402,432	399,688
Research and development	161,970	155,124	637,567	603,006
General and administrative	26,789	26,939	109,982	113,619
Amortization of acquired intangibles	5,679	6,912	23,716	24,017
Restructuring and other charges (credits)	347	(1,145)	4,511	10,252
Total costs and expenses	359,239	348,312	1,416,661	1,374,288
Income from operations	81,840	74,786	285,430	206,644
Interest expense	(4,200)	(11,961)	(28,311)	(34,121)
Other income, net	2,510	3,879	10,477	8,479
Income before provision (benefit) for income taxes	80,150	66,704	267,596	181,002
Provision (benefit) for income taxes	(224)	1,674	15,179	22,104
Net income	$80,374	$65,030	$252,417	$158,898
Net income per share - basic	$0.27	$0.23	$0.88	$0.56
Net income per share - diluted	$0.26	$0.21	$0.81	$0.52
Weighted average common shares outstanding - basic	297,433	283,928	288,018	283,349
Weighted average common shares outstanding - diluted	310,512	310,273	312,302	306,775

Cadence Design Systems, Inc.
Condensed Consolidated Statements of Cash Flows
For the Years Ended January 2, 2016 and January 3, 2015
(In thousands)
(Unaudited)

	Years Ended
	January 2, 2016	January 3, 2015
Cash and cash equivalents at beginning of year	$932,161	$536,260
Cash flows from operating activities:
Net income	252,417	158,898
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	118,165	115,634
Amortization of debt discount and fees	9,402	20,529
Stock-based compensation	92,341	83,792
Gain on investments, net	(2,124)	(4,707)
Deferred income taxes	(13,148)	12,478
Other non-cash items	646	6,854
Changes in operating assets and liabilities, net of effect of acquired businesses:
Receivables	(44,732)	(17,925)
Inventories	(1,120)	(11,708)
Prepaid expenses and other	(1,380)	(2,501)
Other assets	(1,558)	(42,181)
Accounts payable and accrued liabilities	15,321	3,856
Deferred revenue	(27,019)	(11,860)
Other long-term liabilities	(19,011)	5,563
Net cash provided by operating activities	378,200	316,722
Cash flows from investing activities:
Purchases of available-for-sale securities	(96,531)	(124,165)
Proceeds from the sale of available-for-sale securities	60,949	85,384
Proceeds from the maturity of available-for-sale securities	31,316	46,612
Proceeds from the sale of long-term investments	4,570	1,085
Purchases of property, plant and equipment	(44,808)	(39,810)
Cash paid in business combinations and asset acquisitions, net of cash acquired	—	(167,121)
Net cash used for investing activities	(44,504)	(198,015)
Cash flows from financing activities:
Proceeds from issuance of debt	—	348,649
Proceeds from revolving credit facility	—	100,000
Payment on revolving credit facility	—	(100,000)
Payment of convertible notes	(349,999)	(1)
Payment of convertible notes embedded conversion derivative liability	(530,643)	(1)
Proceeds from convertible notes hedges	530,643	1
Payment of debt issuance costs	—	(6,500)
Payment of acquisition-related contingent consideration	—	(1,835)
Excess tax benefits from stock-based compensation	15,591	7,583
Proceeds from issuance of common stock	74,938	65,913
Stock received for payment of employee taxes on vesting of restricted stock	(33,651)	(24,727)
Payments for repurchases of common stock	(333,189)	(100,117)
Net cash provided by (used for) financing activities	(626,310)	288,965
Effect of exchange rate changes on cash and cash equivalents	(22,861)	(11,771)
Increase (decrease) in cash and cash equivalents	(315,475)	395,901
Cash and cash equivalents at end of year	$616,686	$932,161

Cadence Design Systems, Inc.
(Unaudited)
Revenue Mix by Geography (% of Total Revenue)

	2014					2015
GEOGRAPHY	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year
Americas	45%	44%	46%	47%	45%	47%	48%	48%	48%	47%
Asia	23%	23%	22%	22%	23%	24%	23%	25%	25%	24%
Europe, Middle East and Africa	20%	22%	21%	21%	21%	19%	20%	18%	17%	19%
Japan	12%	11%	11%	10%	11%	10%	9%	9%	10%	10%
Total	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%

Revenue Mix by Product Group (% of Total Revenue)

	2014					2015
PRODUCT GROUP	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year
Functional Verification, including Emulation Hardware	23%	21%	23%	21%	22%	23%	21%	23%	25%	23%
Digital IC Design and Signoff	30%	30%	29%	28%	29%	28%	29%	28%	28%	28%
Custom IC Design	27%	28%	27%	28%	27%	27%	27%	26%	25%	26%
System Interconnect and Analysis	10%	11%	10%	11%	11%	11%	11%	10%	10%	11%
IP	10%	10%	11%	12%	11%	11%	12%	13%	12%	12%
Total	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%

Cadence Design Systems, Inc.
As of February 3, 2016
Impact of Non-GAAP Adjustments on Forward Looking Diluted Net Income Per Share
(Unaudited)

	Three Months Ending April 2, 2016	Year Ending December 31, 2016
	Forecast	Forecast
Diluted net income per share on a GAAP basis	$0.17 to $0.19	$0.72 to $0.82
Amortization of acquired intangibles	0.05	0.20
Stock-based compensation expense	0.08	0.38
Acquisition and integration-related costs	—	—
Other income or expense related to investments and non-qualified deferred compensation plan assets*	(0.01)	(0.01)
Income tax effect of non-GAAP adjustments	(0.03)	(0.14)
Diluted net income per share on a non-GAAP basis†	$0.26 to $0.28	$1.15 to $1.25

Cadence Design Systems, Inc.
As of February 3, 2016
Impact of Non-GAAP Adjustments on Forward Looking Net Income
(Unaudited)

	Three Months Ending April 2, 2016	Year Ending December 31, 2016
($ in millions)	Forecast	Forecast
Net income on a GAAP basis	$50 to $56	$206 to $235
Amortization of acquired intangibles	16	58
Stock-based compensation expense	25	109
Acquisition and integration-related costs	—	1
Other income or expense related to investments and non-qualified deferred compensation plan assets*	(2)	(2)
Income tax effect of non-GAAP adjustments	(10)	(41)
Net income on a non-GAAP basis†	$79 to $85	$331 to $360

†	The non-GAAP measures presented in the table above should not be considered a substitute for financial results and measures determined or calculated in accordance with GAAP.

*
Includes, as applicable, equity in losses or income from investments, write-down of investments, gains or losses on sale of investments and gains or losses on non-qualified deferred compensation plan assets recorded in other income or expense.